Exhibit 99.1

In The Supreme Court of Bermuda

COMMERCIAL COURT
2009:  No. 4

IN THE MATTER OF THE COMPANIES ACT 1981

AND IN THE MATTER OF ORIENT-EXPRESS HOTELS LIMITED

BETWEEN:

(1) D. E SHAW OCULUS PORTFOLIOS, L.L.C.
(2) D. E SHAW VALENCE PORTFOLIOS, L.L.C.
(3) CR INTRINSIC INVESTMENTS, L.L.C.
Petitioners
- and -

 (1) ORIENT-EXPRESS HOTELS LIMITED
 (2) ORIENT-EXPRESS HOLDINGS 1 LIMITED
 (3) JOHN D. CAMPBELL
(4) JAMES B. SHERWOOD
(5) PRUDENCE M. LEITH
(6) JAMES B. HURLOCK
(7) J. ROBERT LOVEJOY
(8) GEORG R. RAFAEL
(9) PAUL M. WHITE
Respondents

Date of hearing: 26th April – 7th May 2010
Date of judgment:  1st June 2010

Robin Dicker QC and Jai Pachai for the petitioners; and
Terence Mowschenson QC and John Riihiluoma for the respondents

JUDGMENT

INTRODUCTION
1.  This matter is a Petition under section 111 of the Companies Act 1981 (‘the Act’). That section allows any member of a company who complains that the affairs of the company are being or have been conducted in a manner oppressive or prejudicial to the interests of some part of the members, including himself, to apply to the Court for relief. The Petition was issued on 20th January 2009. It comes before me now in two ways:

(i) for the trial of certain preliminary issues directed to be heard by an order of Kawaley J; and
(ii) on the respondents’ application to strike out the Petition or parts of it.

At the hearing, I heard the preliminary issues first, and reserved judgment. I then went on straight away to hear the application to strike-out. I now give judgment on both.

2.  By way of background the first respondent (‘the Company’) owns and operates various hotels and other tourism related ventures world-wide. Its common shares are divided into Class A and Class B shares. The A shares are publicly traded. The B shares are not. For most voting purposes each A share carries one tenth of a vote, and each B share carries a full vote, but they vote together as a single class. The second respondent (‘the Subsidiary’) is a wholly owned subsidiary of the Company, but it holds 18,044,478 of the Company’s B shares, which carry approximately 70% of the combined voting rights of the two classes of shares, the result being that the Subsidiary can control the general meetings of the Company and carry most votes. It appears that the sole purpose of the Subsidiary is to hold and vote the B shares, and it carries on no other business1.

3.  The petitioners are investment funds, and together they hold almost 7% of the A shares, which were acquired during the course of 2007 at a total cost of almost $315M2. The petitioners came to the existing voting structure, in the sense that they acquired their shares in the knowledge of it. However, they object to the control which they say the structure gives to the directors of the Company, and in particular to the way in which it enables the directors to resist any attempt to remove themselves. They also object to certain business decisions of the board of

1 Thus, an SEC Schedule 13D filing of 22nd July 2002 stated “OE Holdings’ principal business is to hold shares of its parent, OEH.”
2 The value of the A shares has since fallen substantially. Thus in the petitioners’ letter of 24th July 2008 the share price was said to have fallen 47% since 18th October 2007. By March 2009 they had fallen 95% from September 2007, although by February 2010 they had crept back up to “approximately 85% below their high point”: see paragraph 24 of Mr. O’Mary’s second affidavit.

the Company. The petitioners raised their concerns in letters of 13th February and 2nd May 2008, and also at the AGM on 4th June 2008 (‘the 2008 AGM’). When rebuffed they requisitioned a Special General Meeting (‘the SGM’) to consider resolutions to dismantle the voting structure by (1) treating the B shares as non-voting treasury shares under section 42B of the Act, and (2) by cancelling the B shares in accordance with section 42A of the Act. At the SGM, which was held on 10th October 2008, a substantial majority of the A shares present and voting were voted in favor of the resolutions. Nonetheless both resolutions were defeated by the use of the B shares.

BACKGROUND
4.  For the purpose of the issues before me I do not think it necessary to go into any great detail in respect of the way that the current structure came about, but in broad overview in early 2000 The Company, which at that time was itself wholly owned by Sea Containers Ltd. (“SCL”), undertook a restructuring. It reorganized its share capital into the A and B shares, and initially all the share in both classes continued to be held by SCL. For a period there were alternative proposals as to how the shares might be held, one involving the acquisition of the B shares by four subsidiaries, and the other involving their acquisition by the Subsidiary alone. In the event the Subsidiary was given an option to acquire the B shares, which it then exercised on 22nd July 2002, paying $180,444.78 for the B shares, which were transferred to it from SCL.

5.  The money for the purchase was provided by a cheque drawn on the Company. The respondents’ case is that the purchase money was provided by the Company out of an inter-company debt of $30M owed by it to the Subsidiary, thereby reducing that debt3. This is evidenced by a letter of 22nd July 2002, from the Subsidiary, which read:

“We refer to our intercompany credit balance with you in excess of $30 million. Out of this amount, we request that you issue your check in the amount of $180,444.78 payable to Sea Containers Ltd.”

However, the petitioners plead that the Company provided the money for the purchase of its own shares, and has declined to admit the respondents’ explanation. To the extent that it is

3 See paragraph 21 of Mr. Hetherington’s first affidavit.

necessary for me to decide this point for the determination of the preliminary issues, I accept the respondents’ evidence on it, there being nothing to the contrary.

6.  At the time the structure was established, SCL was the sole shareholder in the Company. The respondents place great weight on that, for reasons to which I will return. Subsequently there was an Initial Public Offering (‘the IPO’), under which 11,500,0004 A shares were sold to the public, and there have been several subsequent public offerings. The shares are listed on the New York Stock Exchange under the symbol OEH, and the Company makes routine filings with the United States Securities and Exchange Commission (‘the SEC’).

7.  At the time of the IPO the Company issued a prospectus dated 9th August 2000. This was prior to the restructuring, but it gave notice of the proposals and of their effect. In particular it flagged the voting power of the B shares, and the fact that they would be held by subsidiaries, who would have overlapping directorships with the Company. It warned:

“Those directors, should they choose to act together, will be able to control substantially all matters affecting Orient-Express Hotels, including those listed in the preceding paragraph, and to block a number of matters relating to any potential change of control of Orient-Express Hotels.”

The matters ‘listed in the preceding paragraph’ described the matters over which SCL retained control as long as it retained the B shares, and they included, at the top of the list:

“the composition of our board of directors, and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers.”

8.  There was a second public offering in August 2001, this time of 5,000,000 A Shares, and it contained similar warnings. The present structure was then put in place on 22nd July 2002, when the subsidiary exercised its option to acquire the B Shares. The first prospectus after that was filed with the SEC on 18 November 2002, and it recorded the position as follows:

4 6,500,000 of these came from SCL, and 5,000,000 from the Company.

“On July 22, 2002 a subsidiary of Orient-Express Hotels exercised an option entered into in connection with its initial public offering to acquire from Sea Containers 18,044,478 class B common shares of Orient-Express Hotels for an aggregate purchase price of $180,445.  Accordingly, the share-owning subsidiary of Orient-Express Hotels holds common shares of Orient-Express Hotels representing about 77.3% of the voting power for most matters submitted to a vote of its shareholders, and the share-owning subsidiary, together with the directors and officers of Orient-Express Hotels, holds common shares of Orient-Express Hotels representing about 77.5% of the combined voting power for most matters submitted to a vote of our shareholders.  In general holders of Orient-Express Hotels’ class A common shares and holders of its class B common shares vote together as a single class, with holders of class A common shares having one-tenth of one vote per share and holders of class B common shares having one vote per share.  Therefore so long as the number of outstanding class B shares exceeds one-tenth the number of outstanding class A common shares, the holders of class B common shares could control the outcome of most matters submitted to a vote of the shareholders.  Under Bermuda law, common shares of Orient-Express Hotels owned by its subsidiary will be deemed to be outstanding and may be voted by that subsidiary.  The manner in which the subsidiary votes its commons shares will be determined by the six directors of the subsidiary, three of whom are also directors or officers of Orient-Express Hotels, consistently with the exercise by those directors of their fiduciary duties to the subsidiary.  Those directors, should they choose to act together, will be able to control substantially all matters affecting Orient-Express Hotels, and to block a number of matters relating to any potential change of control of Orient-Express Hotels. See “Description of Common Shares – Voting Rights”.

9.  After that SCL continued to dispose of its A shares, completing that process by November 2005.  There continued to be prospectuses and SEC filings, all of which made full disclosure of the structure in similar terms to those quoted above. In the affidavit evidence the petitioners seem to advance the argument that these were not full and frank because they failed to disclose that the purpose of the structure was to enable the directors to entrench themselves5, but that depends upon a determination of whether that was indeed its purpose, rather than one possible effect. at one point Mr. Dicker described the disclosure as “opaque and insufficient” and says that the true purpose and rationale of the structure was never revealed, but I do not accept that. The reality is that the respondents make no secret of the structure and its effect, and I do not think it is seriously disputed that the petitioners were not fully aware of it and of all its ramifications.

5 Thus Mr. O’Mary in paragraph 32 of his first affidavit says “. . . these publicly available documents did not make it plain that the company’s directors intended to exercise this power for their own benefit, rather than, as they repeatedly stated, to serve the best interests of the holders of A shares.”

10.  The petitioners began to acquire their holding in the Company in the fourth quarter of 2007, and together are the beneficial owners of 6,053,378 A shares6, which at the time of the Petition amounted to 11.88% of the A shares, although by the time of the hearing subsequent share issues had reduced that to about 7%.

11.  At about the same time as the petitioners acquired their stake, the Company also received expressions of interest from two suitors.  One of the suitors was the Dubai Group LLC (‘Dubai Holdings’), which in a letter of 10th September 2007 expressed an interest in acquiring all the A shares at a price of US $60 per share, although that was subject to various conditions, including a ‘no-shop’ clause. This was summarily rebuffed by the board in a letter of 19th October 2007. The other suitor was Indian Hotels Company Limited (‘IHCL’), which on 14th September 2007 expressed an interest in some form of association between the companies. Although they made no offer for the A shares, at the time of the letter they held 10% of them, which they subsequently increased to 11.5%, with the intent of providing “a serious and credible foundation for discussions with your Board”7. That too was summarily rebuffed, in a way which seems to have caused some offence to IHCL, who by letter of 19th December 2007 wrote complaining about it, and stating –

“It is our firm belief that OEH has an entrenched board and management that does not meet the needs of its shareholder base, nor respect the most basic tenets of corporate governance. As an example Taj Hotels and Dubai Holdings, the two largest public shareholders of OEH, have been unable to enter into any meaningful dialogue with the OEH Board.”

12.  On 13th February 2008, the second petitioner wrote to the board expressing concern about its handling of IHCL, and asking, perhaps disingenuously, that they “Immediately and publicly clarify the rights of the Company’s super voting Class B shares and how the Company intends to use those shares in the event a fair and equitable offer for the Company as a whole is received.” When no reply was forthcoming, the second petitioner wrote again on 16th May, asking that a resolution be placed on the agenda for the upcoming 2008 AGM for a review by an

6 According to the Petition each is also the registered holder of 100 A shares. The split in ownership is approximately 3,218,678 held by the first two petitioners, and 2,835,000 by the third.
7 See IHCL’s letter of 19th December 2007.

investment bank of “the Company’s strategic alternatives”, but this was refused on the basis that the petitioners did not have a sufficient holding to propose such a resolution and that the board disagreed with its premise. Notwithstanding this, representatives of the petitioners then attended the AGM on 4th June and raised objections to the Company’s structure and the voting of the B shares, all to no avail. On the 24th June they again wrote to the board, restating their position, demanding a meeting with the board, and saying –

“. . . we have been advised by our Bermuda counsel that the Company’s governance structure would not withstand scrutiny by a Bermuda court. Our Bermuda counsel is of the view that the Company’s Class B shares were not lawfully acquired and cannot legally be held and voted by a wholly-owned subsidiary of the Company.”

13.  The request for a meeting with the board was refused. The petitioners then warned that they would requisition an SGM, and on 25th August 2008 they did just that. The covering letter explained the proposed resolutions in the following terms:

“There are two proposed resolutions set forth in the accompanying requisition.  The first resolution provides that the Company treat the class B shares as ‘treasury shares’ under Bermuda law and no longer purport to vote them.  We propose the first resolution because a Bermuda company cannot hold its own shares except pursuant to the treasury share rules.  The second resolution provides that the Company will take the next step and cancel the class B shares.  We propose the second resolution because we see no legitimate reason for the class B shares to be outstanding, even as non-voting treasury shares.  The proposed bye-law amendments do not otherwise change the corporate structure of the Company or the rights of its shareholders”.

14.  In response the board, while questioning whether the petitioners held sufficient shares to requisition one, did convene the SGM for 10th October 2008, and announced, in a letter to all the Class A shareholders, that the board of the Subsidiary had adopted a resolution to vote all Class B shares against the proposed resolutions. The petitioners complain that this was before they had even had a chance to issue their proxy statement setting forth the reasoning in support of the resolutions. At the meeting itself the B shares were indeed voted against the resolutions, with the result that they were defeated, notwithstanding that a very substantial majority of the A shares were voted in favour. The voting was as follows:

(i) 73.8% of the issued A shares were voted8, being approximately 31.3M shares;
(ii) 96% of voting A shares (i.e. 30.1M) were voted in favour of the first resolution; and
(iii) 94.6% of voting A shares (i.e. 29.64M) were voted in favour of the second resolution;

15.  Against that background, paragraph 4 of Mr. O’Mary’s second affidavit summarises the petitioners’ case as follows:

“. . . the structure . . . has been utilized by the Company’s directors to, among other things, assure their own perpetual re-election to the Board, quash a premium takeover offer, destroy an opportunity for a potential strategic transaction, stifle an opportunity for a potential bidding war for the Company at or near its all-time high share price, and veto shareholder proposals favoured by 96% of the voting A Shares.”

16.  Parsing that out, the “premium takeover offer” is the approach from Dubai holdings; the “potential strategic transaction” is the IHCL expression of interest; the “potential bidding war” would be between those two (notwithstanding that IHCL had never intimated an offer for the company). The veto of “shareholder proposals supported by 96%  of the voting A shares” is a reference to the October 2008 SGM. As Mr. O’Mary puts it in paragraph 82 of his first affidavit

“. . . it was improper and unjustifiable for the Company’s directors to use the Subsidiary and the voting rights attached to the B shares to prevent the holders of the A shares from achieving their desired results.” (O’M 1, 82)

It is not so clear what the petitioners rely upon to support the allegation that the B shares have been used to “assure their own perpetual re-election to the Board”, and I will return to that when I came to consider the application to strike-out the Petition.

THE PRELIMINARY ISSUES
INTRODUCTION
17.  The parties issued cross-summonses seeking the trial of preliminary issues in July 2009. The petitioners’ summons dated 10th July 2009 simply sought a determination “Whether it is

8 Although it should be noted that the votes cast in favour represented 70.8% and 69.8% of the total A shares respectively: see paragraph 40 of Mr. Hetherington’s second affidavit.

unlawful for [the Subsidiary] to hold and/or exercise voting rights in respect of the Class B Shares in [the Company] held by it”. The respondents’ summons of 17th July 2009 sought the determination of various questions on the assumption that the Subsidiary holds its B shares in the Company beneficially. The trial of those issues was then ordered by Kawaley J on 16 September 2009, to be heard at the same time as the respondents’ application to strike out the Petition.

18.  The specific preliminary issues raised by the respondents’ summons are:

(a) Whether the fact the Subsidiary holds the [B] Shares in the Company involves the Company breaching sections 42A or 42B of the Companies Act 1981 as alleged in paragraph 29(1) of the Petition;
(b) Whether the fact that the Subsidiary holds shares in the Company and exercised the votes attaching to those shares infringes any common law prohibition against a company acquiring its own shares or controlling its own affairs as alleged in paragraph 29(2) of the Petition;
(c) Whether by reason of the Subsidiary’s continued ownership of the [B] Shares and claim to be entitled to exercise the votes attaching to the Shares, the Company has breached section 91 of the Act and Bye-Law 72 or section 93 of the Act and Bye-laws 74;
(d) Whether it is unlawful for the Subsidiary to hold the B Shares in the Company.

In order to understand those issues, it is necessary to set out the paragraphs of the Petition referred to, and then the various statutory and other provisions to which reference is also made.

19.  Paragraphs 29(1) and (2) of the Petition, referred to in that formulation of the issues, allege as follows:

“(1)  The Company has breached, and is continuing to breach, the common law prohibition and/or the express and/or implied prohibition under sections 42A and/or 42B of the Act, that a company may not, whether directly or indirectly, acquire or hold its own shares, save in accordance with the requirements of section 42A of the Act (inter alia that such shares be cancelled) or section 42B of the Act (inter alia, that such shares be held as non-voting treasury shares); further or alternatively

(2)  The Company has breached, and is continuing to breach, the common law prohibition and/or the express and/or implied prohibition under section 42B of the Act, that a company may not, whether directly or indirectly, vote its own shares or control its own affairs, to the exclusion of its outside shareholders;”.

20.  Sections 42A and 42B of the Act, insofar as they are relevant, provide –

“Purchase by a company of its own shares
42A (1) Subject to this section, a company limited by shares, or other company having a share capital, may, if authorized to do so by its memorandum or bye-laws, purchase its own shares.
. . .
(4) A purchase by a company of its own shares may be authorized by its board of directors or otherwise by or in accordance with its bye-laws.

(5) No purchase by a company of its own shares may be effected if, on the date on which the purchase is to be effected, there are reasonable grounds for believing that the company is, or after the purchase would be, unable to pay its liabilities as they become due.

(6) Shares purchased under this section shall be treated as cancelled and the amount of the company's issued capital shall be diminished by the nominal value of those shares accordingly; but the purchase of shares under this section shall not be taken as reducing the amount of the company's authorized share capital.
. . .

Treasury shares
42B (1) In this Act, references to a company holding shares as treasury shares are references to the company holding shares that —
(a) were, or are treated as having been, acquired by the company in accordance with this section; and
(b) have not been cancelled but have been held by the company continuously since they were acquired.
(2) Subject to this section, a company limited by shares, or other company having a share capital, may, if authorized to do so by its memorandum or bye-laws, acquire its own shares, to be held as treasury shares, for cash or any other consideration.
. . .
(4) A company may not acquire its own shares to be held as treasury shares if, as a result of the acquisition, all of the company’s issued shares, other than the shares to be held as treasury shares, would be non-voting shares.

(5) An acquisition by a company of its own shares to be held as treasury shares may be authorized by its board of directors or otherwise by or in accordance with its bye-laws.

(6) No acquisition by a company of its own shares to be held as treasury shares may be effected if, on the date on which the acquisition is to be effected, there are reasonable grounds for believing that the company is, or after the acquisition would be, unable to pay its liabilities as they become due.

(7) A company that acquires its own shares to be held as treasury shares may —
(a) hold all or any of the shares;
(b) dispose of or transfer all or any of the shares for cash or other consideration; or
(c) cancel all or any of the shares.
. . .
(9) If a company holds shares as treasury shares, the company shall be entered in the register of members under section 65 as the member holding the shares.

(10) A company that holds shares as treasury shares shall not exercise any rights in respect of those shares, including any right to attend and vote at meetings, including a meeting under section 99, and any purported exercise of such a right is void.
. . .
(16) For the purposes of section 79(2)(b), a company that holds shares as treasury shares is not a member of the company.”

21.  Sections 91 and 93 of the Act, which are referred to in the respondents’ issue (c), provide:

“Election of directors
91 (1) The affairs of the company shall be managed by not less than two directors who shall be individuals elected in the first place at the statutory meeting and thereafter at each annual general meeting of the company or elected or appointed by the members in such other manner and for such term as may be provided in the bye-laws.
. . .
(5) The directors may, subject to the bye-laws of the company, exercise all the powers of the company except those powers that are required by this Act or the bye-laws to be exercised by the members of the company.”

“Removal of directors
93 (1) Subject to its bye-laws the members of a company may at a special general meeting called for that purpose remove a director:
Provided that notice of any such meeting shall be served on the director concerned not less than fourteen days before the meeting and he shall be entitled to be heard at such meeting:
. . .

(2) A vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his place or in the absence of any such election by the other directors.”

22.  Bye-laws 72 and 74, which are referred to in the respondents’ issue (c), provide:

“72.  Subject to the Companies Acts and these Bye-Laws, the Directors shall serve until re-elected or their successors are appointed at the next annual general meeting.  . . .

74.  Directors may be removed for cause by vote of the Shareholders or by resolution of the Directors. Directors may be removed without cause by vote of the Shareholders. Notwithstanding the preceding sentences, a Director may not be removed at a special general meeting unless notice of any such meeting shall have been served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at the meeting and provided further that the Resolution removing any Director is duly adopted by Shareholders holding not less than ninety percent (90%) of the shares of the Company at the time in issue and outstanding and entitled to vote generally in the election of Directors. Subject to the third sentence of Bye-Law 719 any vacancy created by the removal of a Director at a special general meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.”

THE BROAD ISSUES
23.  Mr. Dicker puts the petitioners’ case on the preliminary issues on two broad heads. The first is what he calls ‘the Voting Principle’, being the principle that a company’s directors qua directors may not lawfully control, directly or indirectly, votes attaching to shares in the company belonging, directly or indirectly, to it. The second he calls ‘the Return of Capital Principle’, being the principle that any transaction which depletes the amount of capital available to a company’s creditors in the event of its insolvency by returning it to shareholders in a manner not expressly permitted by statute is unlawful. Mr. Mowschenson denies the existence of the Voting Principle, and says that the Return of Capital Principle has no application to the facts of this case.

(1) THE VOTING PRINCIPLE
24.  Mr. Dicker argues that the Voting Principle derives from the basic nature of a company, and in particular from the right of the shareholders to elect and remove directors, which is now

9 Quorum at SGM called for purpose of electing a director etc. to be 90% of Shareholders.

embodied in section 91(1) of the Act, and which may not be exercised by the directors. He says that it has been established at Common Law for almost 200 years, and endorsed in Bermuda by the legislature in section 91(5) of the Act, and reinforced by sections 42A and 42B of the Act. That being so, he argues that the court is under a duty to implement the will of the legislature and to prohibit evasion of it, and that the arrangement in the present case, being one which evades the legislative intent, should accordingly be struck down as unlawful. The result, he says, is that I should declare the structure unlawful, hold that the resolution that the B shares he held as non-voting treasury shares was passed and make an order requiring an amendment of the Bye-laws so as to ensure that the B shares are held as non-voting treasury shares.

25.  Mr. Dicker argues that the provisions of section 91 of the Act embody a fundamental principle of Company Law, citing a wealth of material, including Gower and Davies’, Principles of Modern Company Law, 7th ed. (2003) at p. 5 -

“The company has built into it a distinction between the members of the company (usually shareholders) and the management of the company (vested in a board of directors) . . . the division is inherent in company law and so the company legal form deals comprehensively with the consequences of the division between membership and management . . . ”

See also Keane, Company Law, 4th ed. (2007), at para. 1.29:

“. . . in the case of a company there is a separation between the ownership of the company, which is vested in shareholders, and the day-to-day management of the company, which is carried on by the directors . . . But the shareholders . . . may remove the directors at any time, so that the ultimate control of the company is in their hands.”

And Mayson, French and Ryan, Company Law, ch. 15 –

“It is assumed in company law that the constitution of a company will assign all management power to the company’s directors. The membership must be assured that handing over so much power to the directors will not deprive them altogether of their interest in the company. Mandatory rules of company law reserve for the members many important decisions on a company’s affairs.”

26.  In Bermuda, says Mr. Dicker, the paramount mandatory rule is that embodied in section 91(5) of the Act, which was added by amendment in 2006, and which says -

“(5) The directors may, subject to the bye-laws of the company, exercise all the powers of the company except those powers that are required by this Act or the bye-laws to be exercised by the members of the company.” [Emphasis added]

27.  In order to support this argument, Mr. Dicker relies upon the common law as it developed in the Unites States. It developed there, he says, because it was permissible under US law for companies to acquire shares in themselves, something which was impossible in England due to the development of the rule in Trevor v Whitworth (1887) LR 12 App Cas 504. I am by no means sure that that is the reason for the development of the American law, not least because the cases concern shares held by third parties, such as trustees, a position that could also arise in England. But for whatever reason, early on American common law developed rules on the voting of shares held by third parties for a company. Thus in Ex parte Holmes (1826) 5 Cow 426 shares were held by trustees for the company who were obliged to vote in accordance with instructions from the board. It was held that that was unlawful –

“It is not to be tolerated, that a company should procure stock, in any shape, which its officers may wield to the purposes of an election; thus securing themselves against the possibility of removal.”

28.  On the other hand, the route that the court used to get to that position was that the trustees held -

“ . . . not for the directors; but the company, the corporation itself. If there could be a vote at all upon such stock, one would suppose that it must be by each stockholder of the company, in proportion to his interest in it.”

29.  Similar reasoning was adopted in McNeely v Woodruff (1833) 13 NJ Law (1 JS Green) 352:

“Belonging to the company they (i.e. the shares) belonged to each and every stockholder in proportion to his interest in the capital of the bank; an interest that could be represented only in fractions. As there are no fractions of a vote, the real owners could not possibly exercise the privilege; nor could it devolve on the directors; because they are not the owners of it; they are no more than trustees . . . The shares are so circumstanced that the real owners cannot vote, and the necessary consequence is that they can be voted upon by nobody.”

30.  In Brewster v Hartley (1869) 37 Cal 15, the principle was upheld in the context of the election of directors, the Court holding that it was established by common law, as well as “virtually established by the third section of the Act of 1925”, which provided in terms that if a company purchases or obtains its own stock it “shall not vote in virtue of their stock . . . either directly or indirectly, at any election for directors of the said company.”

31.  The principle was applied directly to the question of subsidiaries in O’Connor v International Silver Co. (1904) 68 NJ Eq 67, aff’d (1904) NJ Eq 680, where the statutory provision in question provided that “shares of stock of a corporation belonging to said corporation shall not be voted on, directly or indirectly.” This was held to bite on shares owned through a subsidiary:

“That the shares of corporation A owned by it through the ownership of all the shares in corporation B are within the equity of this statute as well as within the mischief which it was intended to prevent, is too plain for argument . . . The law as found in our statute . . . is so well settled that I should not have thought it worthwhile to spend any time upon it but for the very earnest and apparently sincere insistence to the contrary by counsel for the defendant.”

32.  In Italo Petroleum Corp v Producers’ Oil Corp. (1934) 174 Atl 276, on a very similar statutory provision, it was held at 278:

“The statute prevents the voting either directly or indirectly by a corporation of its own stock belonging to it.  What can “indirectly” mean unless it be some such thing as having stock belonging to the corporation held in some third party’s name and having that third party vote it?  It requires some moments of reflection to discover any other possible device of indirection which the corporation could conjure up. The thought I have given to the matter, which I confess has not been lengthy, has failed to suggest any other.  There may be other methods.  But the one suggested is so obvious that it is reasonable to suppose that it certainly was dominant in the legislative mind when the section was enacted.

“There can be no doubt that if a corporation acquired its own stock and caused it to be held in the name of an individual who would vote it as ordered by the corporation’s directors, the vote of the individual would be the vote, indirectly given, of the corporation. Nor can there be any doubt that if a corporation planned to buy its own stock and its directors, desiring to vote that stock in violation of the statutory inhibition, organized a wholly owned subsidiary to hold the stock and vote it, the scheme would prove abortive. It would be so crude as to lack even the merit of cleverness. The fiction of the corporate entity would in that case be brushed aside and the device unhesitatingly pronounced but a mere scheme for the indirect voting by the corporation of its own stock in violation of the statute.”

33.  The law was then reiterated and explained in modern days in Speiser v Baker (1987) 525 A 2d 1001, where the court demonstrated its willingness to “brush aside” intervening holdings to ascertain the true picture:

“Almost from the earliest stirrings of a distinctive body of law dealing with corporations, courts have been alert to the dangers posed by structures that permit directors of a corporation, by reason of their office, to control votes appertenant to shares of the company’s stock owned by the corporation itself or a nominee or agent of the corporation. . . .

“The rule that finds its first expression in these cases can be said to be of common law origin in the sense that it arose as a judicial gloss on the statutory right to vote shares.  The reason for the rule is not mysterious.  Such structures deprive the true owners of the corporate enterprise of a portion of their voice in choosing who shall serve as directors in charge of the management of the corporate venture.  Chief Justice Taft, while still an Ohio trial court judge, stated the rationale succinctly in 1888:

The power to vote is a power incident to ownership of stock, but to allow the directors acting for the corporation to vote the stock would not be distributing the power equally among the stockholders, as the dividends are distributed equally amongst them by payment into the treasury of the company, and it would be entrusting to persons in power the means of keeping themselves in power.
Allen v De Lagerberger, 10 Ohio Dec.Rep. 341 (1888).

“The earliest reported American decision on the point was even more succinct:

It is not to be tolerated that a Company should procure stock in any shape which its officers may wield to the purposes of an election; thus securing themselves against the possibility of removal.
Ex parte Holmes, N.Y. Sup. Ct., 5 Cow. 426, 435 (1826).

“As the country experienced a movement in the latter part of the 19th century towards comprehensive general laws of incorporation, the rule came to be expressed in those statutes. . . .

“The nineteenth century cases on this subject dealt with a variety of schemes through which a corporation could control the voting of its own stock:
. . .
“The attempted use of a subsidiary for that purpose, however, was not treated during that period because, until very late in the century, corporations generally had no power to own stock in other corporations. . . .

“The mischief address by Section 160(c) and its predecessors became feasible through the use of a separate corporation.  The leading case dealing with this manifestation of the problem arose in Delaware in 1934.  That case - Italo Petroleum Corp. v Producers Oil Corp., Del. Ch., 174 A. 276 - construed a version of the statutory prohibition not materially different from the section of the 1899 Act quoted above.  Chancellor Wolcott there rejected the argument that stock belonging to a 99% owned subsidiary was not stock “belonging to the [parent] corporation” because it was owned legally by the subsidiary.  Thus, he construed the statutory prohibition against voting (directly or indirectly) stock belonging to the corporation as a prohibition against voting stock belonging (directly or indirectly) to the corporation.  In so holding, this court was motivated by the same concerns that underlay the pre-statute cases and the statutory codification itself:

It seems to me to be carrying the doctrine of distinct corporate entity to an unreasonable extreme to say that, in a contest over control of a corporation those in charge of it should be allowed to have votes counted in their favor which are cast by a subsidiary stockholder wholly owned, controlled, dominated and therefore dictated to by themselves as the spokesmen of the parent.
. . .

“[7] Accordingly, attempting to read these words in a sensible way consistent with the underlying purpose of the enactment, I conclude that stock held by a corporate “subsidiary” may, in some circumstances, “belong to” the issuer and thus be prohibited from voting, even if the issuer does not hold a majority of shares entitled to vote at the election of directors of the subsidiary.”

34.  Mr. Mowschenson argues that the reasoning of the early American cases ignores the basic tenets of company law, by treating the corporate structure as transparent and attributing a right in the assets of the company to the shareholders. He relies in this respect on Salomon v Salomon v Salomon & Co. Ltd. [1897] AC 22 as establishing the separate and distinct corporate identity of a subsidiary. As Lord Halsbury said in that case at p. 30:

“. . . it seems to me to be essential to the artificial creation that the law should recognize only that artificial existence – quite apart from the motives or conduct of individual corporators. . . . it seems to me impossible to dispute that once the company is legally incorporated it must be treated like any other independent person with its rights and liabilities appropriate to itself, and that the motives of those who took part in the promotion of the company are absolutely irrelevant in discussing what those rights and liabilities are.”

35.  Mr. Mowschenson also argues that, once English law came to look at the principle, it took a different view from that which had become established in the United States. As noted above, in England a company was prohibited from holding its own shares by the rule in Trevor v Whitworth, but it was held that that did not prohibit trustees holding shares for it, nor did it prohibit those trustees voting the shares as directed by the company. Thus in Kirby v Wilkins [1929] 2 Ch. 444 Romer J, as he then was, held that the transfer of shares to a trustee (in fact the chairman of the board) on trust for the company was good. Indeed the Judge went further and held that the trustee could vote the shares as the company may from time to time direct:

“In my opinion, this transfer of shares does not offend against any principle which has been laid down by any of the decided cases, nor, so far as I have been able to ascertain, any principle to be deduced from a consideration of the Companies Acts. I do, however, raise this difficulty, and it is one which gives pause for consideration. The defendant, Mr. Wilkins, was proposing, pending a sale of these shares, to exercise his voting power in respect of them in a way that did not commend itself to the plaintiffs in this action, and it is said that, assuming that a transfer such as I have to deal with in the present case is otherwise unobjectionable, the effect of the transfer cannot be that the company obtains a power of voting through its nominee in respect of these shares. As I have already pointed out, one of the principles established in the cases is that a company cannot be a member of itself, but the company does not become a member of itself merely because a trustee of certain shares votes in respect of those shares as may be from time to time directed by the company. Nor can I see any reason why shares should not be held upon trust that the holder of the shares shall exercise his voting power as the company may from time to time direct. Supposing these four vendors, instead of transferring their shares, had agreed with the company that they would at all time exercise their voting power in respect of those shares as the company might from time to time direct. What is there in principle to render such an agreement invalid? I confess that I can see none, and if such an arrangement between the four vendors and the company would not have been invalid, it cannot be invalid for the four vendors to transfer their shares to a nominee on trusts which involve an obligation on the trustee to vote in respect of the shares as the company may from time to time direct. It does not appear to me, therefore, that the fact that the company can control the voting power in respect of these shares is an objection to the validity of the transfer.”

36.  It is also worth noting that in that case one of the arguments advanced by the plaintiffs, and implicitly rejected was “that the trusts upon which the defendant held these 3000 shares were trusts for the individual shareholders in the company.” That was essentially the argument accepted by the American court in Ex parte Holmes  and McNeely v Woodruff (supra). Thus, while it is perhaps not surprising that, given the period, the court was not referred to any of the American cases, it may well be that Romer J would have been unpersuaded by them in any event.

37.  Kirby v Wilkins was followed by Danckwerts J, as he then was, in In re Castiglione’s Will Trusts [1958] 1 Ch 549, where he held:

“I have to consider the question in the present case on this state of the authorities. It seems to me that it is quite plain that a company cannot hold its own shares because it cannot be a member, but it does not necessarily follow from that that it may not have a beneficial interest arising from the shares in some way or other.  It appears to me quite plain from the decision of Romer J. in Kirby v Wilkins that there can be a trust under which certain persons on the share register of the company may hold the shares upon trust for the company beneficially. I think that must be taken to be established by that case.

In the present case the situation is that the shares are vested in the surviving trustees of the will.  Therefore, at the moment, there is no rule of law which seems to be offended in the actual disposition of the shares.  They are held upon trust for the company, and, as Kirby v Wilkins shows, that is entirely good in law.

On the other hand, what cannot be carried out is a transfer upon trust to the company itself of the shares in question.  But is that an end of the matter?  It does not seem to me that it is, I think that the person who is entitled to the benefit of the shares is entitled to direct that the shares should not be transferred to him directly but to any other person whom he shall name, and, if there is no other objection to the person to whom he directs the transfer, then the transfer may be good.  Consequently, it seems to me that, in accordance with the principles laid down by Lord Hatherley and by Romer J., I must say that the company could direct a proper nominee to hold these shares for the company or as it should direct, and, therefore, the beneficial interest will be enjoyed by the company as in Kirby v Wilkins, so that the vote can be cast by the nominee at the meetings of the company as the company shall direct.”

38.  Mr. Dicker says with some force that Danckwerts J’s observations about voting are obiter, and that the point was not argued. Nevertheless, it appears that two distinguished English judges, 30 years apart, had no difficulty coming to the conclusion that shares held beneficially for the company by third parties could be voted at the direction of the company. If that is right, it means that the common law of England had diverged in this, as in so many other respects, from that of the United States. That that is right is borne out by various circumstantial indications. Thus when a Committee under the Chairmanship of Mr. Justice Cohen reported in 194510 on, inter alia, the desirability of prohibiting a company from holding shares in its parent, it also recommended that in certain circumstances where that was unavoidable (such as where it held the shares at the time of the amendment, or where it became a subsidiary of another company in which it was already a shareholder) that the subsidiary should have no voting rights11. The implication being that, but for the proposed prohibition, the subsidiary could have voted its shares in the parent.

39.  Those recommendations eventually became law as section 27 of the Companies Act 1948. Subsequently, when a Committee under the Chairmanship of Lord Jenkins reported in 196212 it reviewed the workings of section 27 of the 1948 Act, and considered extending it to prevent other types of “circular ownership” structures:

“Section 27
151. Section 27 (1) 1948 Act provides that, with minor exceptions, a subsidiary may not be a member of, and therefore may not acquire shares in, its holding company.  Section 27 (3) provides an exception for a subsidiary which was at the commencement of the 1948 Act a member of its holding company, but in such a case the subsidiary is precluded from exercising its voting rights.  These provisions appear to serve a two-fold purpose. First, the section prevents the directors of a holding company from maintaining themselves indefinitely in office, against the wishes of other shareholders, with the votes of shares held by a subsidiary.  Secondly, section 27 operates to prevent the capital of a holding company from being indirectly depleted as the result of the purchase of its shares by its subsidiary.

152.We have received a number of criticisms that the Act does not go far enough in dealing with the first mischief, that is perpetuation of directors’ control.  Our attention has been drawn to the case where, for example, three companies (with a common board of directors or with boards which agree to act in concert) each have a holding of 26 per  cent of  the ordinary voting shares of each of the other companies.  In these circumstances the boards of directors of each company, with the assistance of the boards of the other companies, command a majority and therefore cannot be removed by the remaining shareholders.  A similar situation arises in practice where two or more

10 Report of the Committee on Company Law Amendment, June 1945, Cmd 6659.
11 See Ibid., paragraph 170.
12 Report of the Company Law Committee, June 1962, Cmnd. 1749.

companies have substantial cross-holdings in each other even though these provide something less than a majority.  Then there is so-called “circular ownership”: company A holds 40 per cent. of the ordinary voting shares of company B, which holds 40 per cent. of the ordinary voting shares of company C, which in turn holds 40 per cent of the ordinary voting shares of company A.  The directors of all three companies, if they act in concert, can in practice prevent the removal of any of them by the other shareholders.  We agree with the view that arrangements of this kind run counter to the general intention of section 184 of the Act, which provides that a director may be removed at any time by ordinary resolution of the company, since directors holding no shares at all in the companies which they direct can by these means maintain themselves indefinitely in office.

153.We  have given careful consideration to the possibility of extending section 27 to prevent such arrangements being made.   We have considered, for example, whether section 27 might be extended so as to provide that, if company B controlled, say, 20 per cent or more of the ordinary voting rights of company A, then company A should be prohibited from exercising its voting rights in respect of any shares which it might hold in company B.  There are, in our opinion, a number of objections to provisions on these lines.  First, we think that many cross- holdings of this nature are advantageous for all the shareholders concerned and that it would not be right to prohibit them all.   Secondly, there would be considerable difficulties of definition: if company A and company B simultaneously obtain holdings of 20 per cent in each other, which company should lose its voting rights? (The same problem would arise if the provision were to apply to cross-holdings in existence when the now Act entered into force.)  If company B controls 20 per cent of the ordinary voting rights of company A and company A thereafter obtains 90 per cent of the ordinary voting shares of company B, is it reasonable to provide that company B should continue to exercise its voting rights in company A but not vice versa?  With these considerations in mind we have somewhat reluctantly come to the conclusion that the complexity and arbitrary nature of the necessary provisions would not be justified by the mischief which they would be intended to prevent.  Moreover, if our recommendations at paragraph 147 for making compulsory the disclosure of a ten per cent holding of the equity share capital of quoted companies are adopted the existence of substantial cross (and circular) holdings will become public knowledge and subject to press comment so that investors and prospective investors may be warned. Finally, if cross holdings are used by the directors of associated companies to pursue policies which are oppressive, the outside shareholders have a remedy in section 210.

154. Our attention has also been drawn to the fact that shares in a company may in certain circumstances lawfully be held in trust for it, and that its directors would in such a case be able to use the votes concerned by such shares towards maintaining themselves in control against the wishes of the remaining shareholders.  To avoid this undesirable result, any shares of a company which are held in trust for it should, in our opinion, carry no right to vote so long as they are so held.”

40.  I have set that out at length because many of the sentiments mirror those expressed in the American cases, and it shows that the distinguished members of that Committee were very much alive to them. On the other hand, and notwithstanding that, it seems to me that it is implicit in all of it that at that point the English common law did not recognize any common law ‘voting principle’, which, apart from the intervention of statute, would operate to prevent directors using shares held by a third party “towards maintaining themselves in office,” and that similar concerns as those which led to the evolution of the principle in the United States, were in England being dealt with by statutory intervention.

41.  That being the case, I consider that the common law of Bermuda is that of England before the intervention of statute. I take it to be trite law that legislative acts of the English Parliament which are not expressly extended to Bermuda have no force here, and that the common law continues in effect until modified by local statute. That is recognized in the definition of “common law” in section 4 of the Interpretation Act 1951, which provides:

“"common law" means so much of the common law of England (disregarding any supersession, modification or variation as respects its operation or effect in England by reason of any enactment of the Parliament of the United Kingdom) as has effect for the time being in Bermuda;”

That definition also provides an indication of the source from which Bermuda derives its common law. I appreciate that I am not construing that expression as it appears in an Act or Statutory Instrument, but I nevertheless find that the definition in the Interpretation Act provides a helpful steer.

42.   The next step in Mr. Dicker’s argument is that the common law principle is embodied in the provisions of the Act which enable a company to purchase its own shares and either cancel them (section 42A) or hold them as non-voting treasury shares (section 42B). Section 42A came first13, and permitted a solvent company to purchase its own shares, thus abrogating the rules in Trevor v Whitworth.  It provides that the shares be cancelled, which would have been the effect

13 Section 42A was inserted by the Companies Amendment Act 1982 at common law, and thus does not address the voting issue. Section 42B came later14, and changes the basic rule to the extent that shares acquired by the company do not have to be cancelled, but may be held as Treasury Shares. It seems to me, therefore, that only section 42B addresses the voting question, necessarily so if the shares are to remain extant. It does so in subsection (10), which provides:

“(10) A company that holds shares as treasury shares shall not exercise any rights in respect of those shares, including any right to attend and vote at meetings, including a meeting under section 9915, and any purported exercise of such a right is void.”

43.  But it seems to me that Mr. Dicker’s argument on this founders upon two things.  First, I do not think that section 42B is, in its purpose and intent, primarily a prohibitory section. As Mr. Mowschenson  argues, it is permissive. It permits companies to do something that they could not do before, which is to acquire and then hold their own shares. That is what section 42B(2) says:

“(2) Subject to this section, a company limited by shares, or other company having a share capital, may, if authorized to do so by its memorandum or bye-laws, acquire its own shares, to be held as treasury shares, for cash or any other consideration.”

44.  As a condition of that, the company cannot vote the shares. I do not think that that can be taken as legislating any wider prohibition, or that it applies to circumstances other than those specifically addressed in the section. Moreover, because I do not think that section 42B is prohibitory in nature, I do not think that I have to be astute to prevent the mischief that the legislature had in mind, for I do not think that it had one. Nor is there any prohibition to be circumvented by indirect or roundabout means. I accept the authorities relied upon by Mr. Dicker in this regard, but I do not think that they are engaged.

45.  Second, Mr. Dicker’s argument requires the words “directly or indirectly” to be read into section 42B(10) between the words “holds” and “shares”, but I do not think that that can be

14 Section 42B was inserted by the Companies Amendment Act 2006.
15 Section 99 is the power to compromise with creditors and members.

done in any meaningful way, for several reasons. First, the expression “treasury shares” has a statutory meaning:

“Treasury shares
42B (1) In this Act, references to a company holding shares as treasury shares are references to the company holding shares that —
(a) were, or are treated as having been, acquired by the company in accordance with this section; and
(b) have not been cancelled but have been held by the company continuously since they were acquired.”

46.  But shares held by a subsidiary are not shares which were acquired by the company in accordance with the section. Nor can they be regarded as shares which “are treated” as having been acquired by the company in accordance with the section, because that seems to be an express reference to the allotment of bonus shares, which are “treated” as acquired by the company at the time of their allotment by virtue of section 42B(13)16. Second, where a company holds shares as Treasury Shares, then it has to be entered in the register of members as the member holding the shares: see section 42B(9)17. It is hard to fit the concept of an indirect holding through a subsidiary into that language, whereas if the legislature had intended to effect a ban on the voting of shares held by third parties, including trustees and subsidiaries, it would have been easy enough for it to say so. Indeed, in the case of subsidiaries it had the ready made language of section 27 of the UK Companies Act 1948 Act and its descendants:

“27. – (1) Except in the cases hereafter in this section mentioned, a body corporate cannot be a member of a company which is its holding company, and any allotment or transfer of shares in a company to its subsidiary shall be void.”

47.  Whether the omission to legislate in those terms represents a deliberate expression of parliamentary intent or whether it was an oversight, is really neither here nor there, because Parliament’s intent is expressed through legislation, and the absence of legislation can only mean that it has not addressed the matter. That is really the end of it, but were it necessary to go

16 Section 42B(13) of the Act provides “Any shares allotted by the company as fully paid bonus shares in respect of shares held by the company as treasury shares shall be treated for the purpose of this Act as if they had been acquired by the company at the time they were allotted.”
17 Section 42B(9) of the Act provides “If a company holds shares as treasury shares, the company shall be entered in the register of members under section 65 as the member holding the shares.”

further I would have no hesitation in finding that the failure to legislate was deliberate. That is because the Law Reform Committee which put together the draft of what became the Companies Act 1981 worked through a variety of sources, including the English Companies Act 1948, and the Jenkins report, and chose certain sections to incorporate here, including sections 22, 24 and 2618. The implication is that they chose to omit the sections which they did not include. I think it improbable, therefore, that the omission of section 27 of the 1948 Act was anything other than a conscious act of legislative will. Parliament having chosen not to legislate in that way, I would be slow to find that it had done so indirectly in sections 24A and 24B.

48.  In summary, therefore, I do not think that the common law of England developed a “voting principle” or adopted the principles to be found in the American cases upon which Mr. Dicker relies. I think that the common law of Bermuda is the same as that of England in this regard, and remains unaffected by subsequent statutory interventions in that country.  It also seems to me plain that the common law has not been modified in Bermuda, the prohibition on subsidiaries holding shares in parents not having been enacted here.

(2) RETURN OF CAPITAL
49.  This argument is based on Trevor v Whitworth (supra), in which the House of Lords held unanimously that a company has no power to purchase its own shares. The rationale of the decision was that a transaction which depletes the amount of capital available to a company’s creditors in the event of its insolvency by returning it to its shareholders in a manner not permitted by statute, is unlawful. This was on the basis that “the creditors of the company which is being wound up . . . have a right to look to the paid-up capital as the fund out of which their debts are to be discharged”:

“The capital may, no doubt, be diminished by expenditure upon and reasonably incidental to all the objects specified. A part of it may be lost in carrying on the business operations authorised. Of this all persons trusting the company are aware, and take the risk. But I think they have a right to rely, and were intended by the Legislature to have a right to rely, on the capital remaining undiminished by an expenditure outside these limits, or by the return of any part of it to the shareholders.”

18 See the Committee’s undated Report, “A Report on Company Law in Bermuda Together With A Draft Bill,” which was put before me by Mr. Mowschenson without objection.

And
“And the stringent precautions to prevent the reduction of the capital of a limited company, without due notice and judicial sanction, would be idle if the company might purchase its own shares wholesale, and so effect the desired result. I do not think it was disputed that a company could not enter upon such a transaction for the purpose of reducing its capital, but it was suggested that it might do so if that were not the object . . . To the creditor . . . it makes no difference what the object of the purchase is. The result to him is the same. The shareholders received back the moneys subscribed, and there passes into their pockets what before existed in the form of cash in the coffers of the company, or of buildings, machinery, or stock available to meet the demands of the creditors19.”

50.  Even at the time of that decision there were statutory provisions allowing a company to reduce its capital, with the sanction of the court and after due notice to creditors, and the descendant of those provisions can now be found in section 46 of the Act. In addition there are now the statutory provisions in sections 42A and 42B of the Act, which allow a company to acquire its own shares, thus reversing the actual outcome of Trevor v Whitworth, again on certain conditions.

51.  One obstacle in the way of the application of these principles to the acquisition by a subsidiary to shares in its parent is the decision of Astwood CJ, as he then was, in the local case of Stena Finance BV & Anor. v Sea Containers Ltd. & Ors. [1989] Bda LR 71 (27th November 1989). That case in fact concerned the original parent of the Company in this case, SCL, and the case is usually referred to by that company’s name. It was argued by a galaxy of distinguished commercial counsel. The case came before Astwood CJ on the trial of three preliminary issues, the second of which was:

“(ii)  Whether as a matter of Bermudian law it is lawful for a subsidiary to purchase for its own account shares in its parent;”

52.  He began his consideration of the point by setting out lengthy passages from Trevor v Whitworth. He considered the point a matter of statutory interpretation and one of first impression. He noted the existence of section 27 of the English Companies Act of 1948 (which

19 Per Lord Herschell at 416

by then had become section 23 of the 1985 English Act), and the absence of a similar provision in Bermuda:

“I do not know the reason why the English Legislation included section 23 in their Companies Act but I have to be careful not to usurp, by judicial interpretation, the functions of the Bermuda Parliament.  I assume that, when Parliament enacted the Act, they were aware of the provisions at section 27 of the United Kingdom Act of 1948, which is similar in terms to the provisions at section 23 of their 1985 Act.  No authority has been produced to show that the rule in Trevor and Whitworth was ever extended by the courts to meet the case where shares in a parent company were purchased by a subsidiary and I assume that there are none since I have found none.  But one thing is clear and that is that the United Kingdom parliament enacted legislation to meet the case and to prohibit the practice, if there was one, of subsidiaries purchasing shares in their parent.

The United Kingdom Parliament, by the provisions at section 162 of their 1985 Act, seem to have reversed the actual decision in Trevor v Whitworth and our Parliament has placed limitations on the rule also in the provision at section 42A of the Act. But our Parliament has not introduced a provision such as section 23 of the United Kingdom Act.”

And a little later –

“Submissions were made to me by Mr. Sykes that the case of In re Thomas (1916) 2 Ch. 331 supports the Plaintiffs’ contention that a subsidiary cannot purchase its parent’s shares.  Having listened to the submission of Mr. Sykes, Mr. Potts and Miss Gloster concerning the case I do not think this case is sufficiently convincing authority for the bold proposition that a subsidiary cannot purchase its parent’s shares and I do not believe that there is any authority to support such a proposition. In any case, the United Kingdom Parliament dealt with the matter by legislation and, in my view, if there is any problem in Bermuda concerning the purchase of shares in a parent company by a subsidiary, it would have to be dealt with by Parliament since, in my view, there is no law in Bermuda prohibiting a subsidiary from purchasing shares in its parent company. Neither Trevor v Whitworth nor s. 39, in my opinion, prohibits this. I therefore answer the Preliminary Issue No. 2 affirmatively. A Bermuda subsidiary may purchase for its own account shares in its parent.”

53.  Apart from that it is not entirely clear how the learned Chief Justice dealt with the Trevor v Whitworth point. He seems in part to have treated it as a matter of construction of the provisions governing financial assistance, and to have held that they were inapplicable. However, he also notes at p. 11 that that “does not adequately cover the Plaintiffs’ contention that the acquisition of the shares in the parent by the subsidiary reduces the parent’s capital.”  However, previously on the same page he had noted –

“In my view, if the capital of the subsidiary may be considered the capital of the parent, there will be a reduction of the parent’s capital when the subsidiary purchase the parent’s shares.”

Although he never says so in terms, I think it must be taken that Astwood CJ regarded that as a big “if”, and came to the implicit conclusion that the capital of the subsidiary should not be considered the capital of the parent for these purposes. He was reinforced in that by the need for a statutory prohibition in England, which he seems to have attributed to the absence of any authority extending the rule in Trevor v Whitworth to embrace subsidiaries.

54.  Interpreted on that basis, I agree with the decision. I do not think that the subsidiary’s capital should be regarded for these purposes as the parent’s. Like Astwood CJ, I have not been shown any example of a case where the rule was applied in these circumstances, and again, the Cohen and Jenkins reports seem to have proceeded on the implicit basis that that was not how it was being applied when this was still potentially a live issue under the common law in England.

55.  On the other hand I have, thanks to the diligence of counsel, been shown one case from Australia which support the outcome in Sea Containers, and that is Dyason v J.C. Hutton Pty Ltd. [1935] ALR 419. The facts were:

“The shareholders of Company A, a holding company, consisted only of Company B and Company C. All the shares in Company B were held by or on behalf of Company A, the directors of all three companies being the same persons. There being power in the memorandum of association of Company B to invest its funds in the purchase of the shares of any other company, - Held, that the purchase by it of shares in Company A did not fall within the prohibition contained in the “Companies Act 1928,” section 273(1).”

56.  The actual judgment is very short –

“The Company, in addition to being a trading Company, is also an investment Company, and there is no reason in law why it should not exercise its power of investing in the shares of another company. Whatever ultimate effects may follow in dealing with the shares acquired, it cannot be said that the action now proposed is a purchase by the Company of its own shares, either directly or indirectly.”

57.  The case is recognized by Halsbury’s Laws of Australia as representing the common law: see Ibid, 1993 ed., Vol. 7, paragraph 120-5350, at note 3, although, as with England, there is now a statutory prohibition in Australia on the issue or transfer of shares of a company to an entity it controls20.  The authors also note that the statutory rule helps prevent the directors of the holding company maintaining themselves in office, and the indirect depletion of the capital of the holding company.

58.  Against that background I think, as did Astwood CJ, that in Bermuda it is now a matter for Parliament whether the potential abuses outweigh the benefits. That is all the more so because 21 years have passed since that decision, during which period it has stood unchallenged and people may have organized their affairs on the basis of it. It is accepted that there are no other publicly quoted companies that have done that, but there may be private ones, and in any event, given the link with SCL itself, the architects of the structure in this case no doubt relied upon the decision when devising it.

CONCLUSIONS ON THE PRELIMINARY ISSUES
59.  I therefore find for the respondents on the preliminary issues, and hold that it is lawful for Orient-Express Holdings 1 Limited to hold and exercise voting rights in respect of the Class B Shares in Orient-Express Hotels Limited held by it. In particular, in response to the respondents’ issues, I hold

(a) That the fact the Subsidiary holds the B Shares in the Company does not involve the Company breaching sections 42A or 42B of the Companies Act 1981 as alleged in paragraph 29(1) of the Petition;
(b) That the fact the Subsidiary holds shares in the Company and exercised the votes attaching to those shares does not infringe any common law prohibition against a company acquiring its own shares or controlling its own affairs as alleged in paragraph 29(2) of the Petition;

20 See (CTH) Corporations Act 2001, s. 259C(1).

(c) That by reason of the Subsidiary’s continued ownership of the B Shares and claim to be entitled to exercise the votes attaching to the Shares, the Company has not breached section 91 and Bye-Law 72 or section 93 of the Act and Bye-laws 74.

THE APPLICATION TO STRIKE OUT
60.  This is made by summons of 17th July 2009, which cites all the available grounds under RSC Ord. 18, r. 19(1), without giving any assistance as to the real basis on which it is made. That has, however, been supplemented by the first affidavit of Mr. Hetherington, sworn in support of the application to strike out, and by the respondents’ skeleton argument on the point. In particular, the latter document makes it plain that the application is only made on the basis that the share structure is held to be lawful21.

The Principles to be Applied
61.  There is no real argument about the principles to be applied on such an application. A helpful and compendious modern statement of the principles is that of Auld LJ in Electra Private Equity Partners (Ltd Partnership) & Ors v KPMG Peat Marwick (A Firm) & Ors [1999] EWCA Civ 1247 (23 April 1999):

“It is trite law that the power to strike out a claim under RSC Order 18, r. 19 or in the inherent jurisdiction of the Court should only be exercised in "plain and obvious" cases. That is particularly so where there are issues as to material primary facts and the inferences to be drawn from them, and when there has been no discovery or oral evidence. In such cases, as Mr Aldous submitted, to succeed in an application to strike out, a defendant must show that there is no realistic possibility of the plaintiff establishing a cause of action consistently with his pleading and the possible facts of the matter when they are known. Certainly, a judge, on a strike-out application where the central issue is one of determination of a legal outcome by reference to as yet undetermined facts, should not attempt to try the case on the affidavits. See Goodson v. Grierson [1908] 1 KB 761, CA, per Fletcher Moulton LJ at 764-5 and Buckley LJ at 766; Wenlock v. Moloney, per Sellers LJ at 1242G-1243D and Danckwerts LJ at 1244B; and Torras v. Al Sabah & Ors. (unreported) 21st March 1997 CA, per Saville LJ. There may be more scope for early summary judicial dismissal of a claim where the evidence relied on by the plaintiff can properly be characterised as "shadowy" or where "the story told in the pleadings is a myth ... and has no substantial foundation"; see e.g. Lawrance v. Lord Norreys (1890) 15 App. Cas. 210, per Lord Herschell at 219-220.

21 See the skeleton of 12th April 2010, at paragraph 3.

However, the court should proceed with great caution in exercising its power of strike-out on such a factual basis when all the facts are not known to it, when they and the legal principle(s) turning on them are complex and the law, as here, is in a state of development. It should only strike out a claim in a clear and obvious case. Thus, in McDonald's Corporation v. Steel [1995] 3 All ER 615, CA, Neill LJ, with whom Steyn and Peter Gibson LJJ agreed, said, at 623e-f, that the power to strike out was a Draconian remedy which should be employed only in clear and obvious cases where it was possible to say at the interlocutory stage and before full discovery that a particular allegation was incapable of proof. In X v. Bedfordshire County Council [1995] 2 AC 633, Sir Thomas Bingham MR, also underlined the rigour of the limits of the strike-out jurisdiction in the following passages, at 693E-694F, which were approved by Lord Browne-Wilkinson, at 740H-741D, and the other Members of the Appellate Committee when the matter reached the House of Lords:

" It is clear that a statement of claim should not be struck out under R.S.C. Ord. 18, r. 19 as disclosing no reasonable cause of action save in clear and obvious cases, where the legal basis of the claim is unarguable or almost incontestably bad. ...

... I share the unease many judges have expressed at deciding questions of legal principle without knowing the full facts. But applications of this kind are fought on ground of a plaintiff's choosing, since he may generally be assumed to plead his best case, and there should be no risk of injustice to plaintiffs if orders to strike out are indeed made only in plain and obvious cases. This must mean that where the legal viability of a cause of action is unclear (perhaps because the law is in a state of transition), or in any way sensitive to the facts, an order to strike out should not be made. But if after argument the court can be properly persuaded that no matter what (within the reasonable bounds of the pleading) the actual facts the claim is bound to fail for want of a cause of action, I can see no reason why the parties should be required to prolong the proceedings before that decision is reached. ..."

62.  The only addition I would make to that is that the approach has now to be read in the light of the Overriding Objective22, as was explained by Chadwick LJ in Securum Finance Ltd. v Ashton [2001] Ch 291:

“In exercising that power [to strike out] the court must seek to give effect to the overriding objective . . . .  The overriding objective of the procedural code embodied in the new rules is to enable the court “to deal with cases justly” . . . Dealing with a case

22 In Bermuda this is contained in Order 1A of the Rules of the Supreme Court 1985, which was inserted by  the Rules of the Supreme Court Amendment Rules 2005.

justly includes “allotting to it an appropriate share of the court’s resources, while taking into account the need to allot resources to other cases” . . .”

In that respect I accept the respondents’ submission that it is inappropriate at this stage to draw adverse inferences from the limited disclosure given to date, particularly to the extent that broader disclosure was refused by Kawaley J on 16th September 2009.

63.  I also accept the respondents’ submission that the court should scrutinize the allegations carefully at this point, bearing in mind the comments of Hoffmann LJ (as he then was) in Re Saul Harrison & Sons plc [1994] BCC 475 at 492:

“But the question in this case is whether on the evidence taken as a whole and assuming in favour of the petitioner any disputed questions of primary fact, there is a case to answer. Of course it is always possible that discovery and cross-examination may produce some written or oral confession that the board were indeed acting in bad faith. But I do not think that the petition can be allowed to proceed to trial simply in the hope that something may turn up.”

The Statutory Precondition
64.  In order to achieve relief under section 111 of the Act the petitioners have to show that, were it not for the existence of the statutory remedy, it would otherwise be just and equitable to the wind up the Company. The requirement flows from the section itself, and it is an important distinction between the Bermudian provisions and the current English statutory regime, which no longer contains this requirement. Thus section 111 provides:

“Alternative remedy to winding up in cases of oppressive or prejudicial conduct
111           (1)           Any member of a company who complains that the affairs of the company are being conducted or have been conducted in a manner oppressive or prejudicial to the interests of some part of the members, including himself, . . . may make an application to the Court by petition for an order under this section.
(2)           If on any such petition the Court is of opinion—
(a)           that the company's affairs are being conducted or have been conducted as aforesaid; and
(b)           that to wind up the company would unfairly prejudice that part of the members, but otherwise the facts would justify the making of a winding up order on the ground that it was just and equitable that the company should be wound up, the Court may, with a view to bringing to an end the matters complained of, make such order as it thinks fit, whether for regulating the conduct of the company's affairs in future, or for the purchase of the shares of any members of the company by other members of the company or by the company and, in the case of a purchase by the company, for the reduction accordingly of the company's capital, or otherwise.” [Emphasis added]

65.  In my judgment the Petition would necessarily fall at this first hurdle once it is accepted that the structure is not unlawful per se, because, apart from the structure itself and the refusal to dismantle it at the 2008 SGM, the only other specific acts of oppression alleged are the refusal of the Dubai Holdings offer and the IHCL approach. I accept Mr. Mowschenson’s submission that no court, properly considering the matter, could wind-up a large public company, which is solvent and trading, on the just and equitable ground on the basis of those allegations on the petition of a shareholder who purchased its shares in full knowledge of the structure of which it complains. I fully accept that it might be otherwise if I were wrong, and the structure itself was unlawful: see e.g. Bermuda Cablevision Ltd. v Colica Trust Co [1998] WLR 82. It might also be different if the petitioners could not extricate themselves from the Company, but as it is publicly traded they can do so at any time. They will, in the current market, take a loss, but I do not think that there is any sufficient allegation that the fall in share price is attributable to the existence of the structure, which was of course in place when it was at the top of the market.

66.  It is also in my judgment important that the voting inequality - the fact that the A shares can always be outvoted by the B shares - is enshrined in the Bye-laws. The petitioners cannot, therefore, complain about that. As Hoffmann LJ said in Re Saul Harrison & Sons plc (supra):

“In deciding what is fair or unfair for the purposes of s. 459, it is important to have in mind that fairness is being used in the context of a commercial relationship. The articles of association are just what their name implies: the contractual terms which govern the relationships of the shareholders with the company and each other. They determine the powers of the board and the company in general meeting and everyone who becomes a member of a company is taken to have agreed to them. Since keeping promises and honouring agreements is probably the most important element of commercial fairness, the starting point in any case under s. 459 will be to ask whether the conduct of which the shareholder complains was in accordance with the articles of association.”

67.  Nonetheless, in case I were wrong on that, I have gone on to consider the specific points raised by the Petition. I have also done this because leave is sought to bring a derivative action against the board and the Subsidiary to have the B Shares cancelled or to prevent the Subsidiary voting them. This is pleaded in paragraphs 34, 35 and 40 of the Petition, and relates to the alleged breaches of fiduciary duty.

68.  Once illegality has gone, Mr. Dicker says that the remaining claims are –

(i)           Conflict of Interest;
(ii)           Improper and Collateral Purpose;
(iii)           Specific Breaches of Duty, being the way that the Dubai Holdings and IHCL approaches were handled, and the refusal to dismantle the voting structure at the 2008 SGM.

(i) Conflict of Interest
69.  Mr. Dicker takes the formulation of the rule from ‘Company Directors,’ edited by Simon Mortimore QC, (OUP 2009) at para. 14.06:

“A director of a company must avoid any situation in which he has or can have a direct or indirect interest that conflicts, or may possibly conflict, with the interests of the company.”

70.  He cites Lord Cranworth in Aberdeen Railway Co v Blaikie Bros (1854) 1 Macq 461, 471, HL:

“[It] is a rule of universal application, that no one, having [fiduciary] duties to discharge, shall be allowed to enter into engagements in which he has, or can have, a personal interest conflicting, or which may conflict, with the interests of those whom he is bound to protect. So strictly is this principle adhered to, that no question is allowed to be raised as to the fairness or unfairness of a contract so entered into.”

71.  It is plain from the cases that the rule is strict; there is no requirement to show loss; and the fairness of the transaction is irrelevant, as is the honesty or otherwise of the director concerned. The possibility of conflict is enough, although that has to be viewed realistically: Boardman v Phipps [1967] 2 AC 46 HL. In Bhullar v Bhullar [2003] 2 BCLC 241 at para. 30, the test was restated as whether “reasonable men looking at the facts would think that there was a real sensible possibility of conflict.”

72.  As I understand it the personal interest alleged here is that which the directors may have in using the structure to perpetuate themselves in office. Mr. Mowschenson argues that that is not pleaded, and that there is no currently pleaded case of conflict to sustain. I accept that, but suppose that the deficiency could be remedied by amendment. Certainly throughout his evidence Mr. O’Mary asserts that that is what the structure has been used for, although I accept the respondents’ complaint that that is a conclusory opinion and does not itself have any evidential value.

73.  As I explain below, there is in my judgment no evidence in my view to support the allegation that the directors have in fact used the Subsidiary’s votes to sustain themselves in office, but that does not deal with the possibility of a conflict. However, any such possibility was necessarily accepted and therefore waived by the sole shareholder, SCL, at the time the structure was created. It is perhaps for that reason that the Bye-laws of the Company and the subsidiary have matching provisions which, viewed in the light of the structure itself, could be seen as reciprocal.  Thus the Company’s Bye-law 80(3), provides:

“(3)           Subject to the provisions of the Companies Acts, a Director or other officer may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested.  The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Director or any of them to be director or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.”

And there are similar provisions in the Bye-laws of the subsidiary.

74.  I think that when the Bye-laws are taken with the initial shareholder consent to the structure, it means that the inherent possibility of a conflict of interest has been sufficiently sanctioned and approved by the members, and cannot now be made a matter of complaint.

(ii) Duty to Only Exercise Powers for the Purposes for Which They Are Conferred
75.  Again, Mr. Dicker takes the formulation of the rule from Mortimore’s ‘Company Directors,’ (supra) this time at para. 10.20, although this is now codified by statute in England. In essence a director is under a duty “to exercise each of the powers conferred on him only for their proper purpose. A proper purpose is one which, on a true construction of the constitution of the company, the power can be said to have been conferred.” This calls for a quadripartite approach – the court must identify the power whose exercise is in question; identify the proper purpose; identify the substantial purpose for which it was in fact exercised (which is a question of fact); and then decide whether that purpose was proper.

76.  As I understand it, the powers in question are said to be those to carry on business through a subsidiary; to nominate directors to the board of that subsidiary; to inform that board of the wishes of the parent; to remove that board; and to dismantle or retain the share structure. It is said that those powers are all being misused to control the General Meetings of the Company and for the self-perpetuation of the existing board. It is said that there is no requirement to prove that the directors are acting unreasonably, or contrary to the best interests of the company; and that there is no need to demonstrate actual motive, dishonesty or bad faith. Once the misuse is established, Mr. Dicker asserts that the only defence is the informed consent of the shareholders.

77.  Mr. Mowschenson again points to the fact that the voting structure was established by the original sole shareholder, SCL, and that it is implicit in that that it enjoyed the informed consent of the shareholder at that point. I think that is determinative as far as the establishment of the original structure is concerned. Because the shareholder consented at that point I do not think it necessary at this stage to go into a detailed consideration of what the purpose of the structure was at that time, nor could I do so on the affidavit evidence alone. But I do think that the petitioners have to allege and prove an improper purpose, and they have indeed alleged one. The Petition alleges the improper purpose in respect of the continuance of the structure and the continuing exercise of the voting rights is to seize and maintain control of the Company’s affairs by controlling the shareholder meetings irrespective of the wishes of the A shareholders, and to set up the board as a self-perpetuating oligarchy23. The question is, do the petitioners allege a sufficient case in respect of that.

78.  In this regard Mr. Dicker professes to abjure any allegation of bad faith on the part of the existing board, but it is very hard to see how he can do so in the face of a pleading which alleges that the board’s sole or dominant purpose in operating the structure is to seize or maintain control of the Company’s affairs and to set itself up as a “self-perpetuating oligarchy”. In the end it may be a matter of semantics, but however the allegation is characterized it is one that requires full particularization. It is not enough, in my view, to say that because they could have done that, then they must be taken to have done it until they demonstrate the contrary.

79.  As noted above, the references to seizing control are particularly inapt given the fact that the structure was established effectively by, and certainly with the full consent, of the sole shareholder at the time, SCL. Do the petitioners allege sufficient facts to support the oft repeated allegation that since then the directors have been abusing the structure to hang on to personal control? In my judgment they do not, and the uncontested facts are against them.

80.  In his first affidavit Mr. Hetherington states that “. . . prior to the recent attempts by the petitioners to interfere with the Company’s share structure, every resolution of the shareholders of the company (with one exception) has been passed with a majority of the votes cast by holders of A shares.” The one exception relates to the election of one of the directors, Mr. John Campbell, at the 2007 AGM. To the extent that that pre-dates the petitioners’ acquisition of their shares, it is not something that they can complain of. To the extent that it is relied on as evidence that the directors habitually abuse the structure to elect themselves, it would be a bit thin. In my view it looses all weight when placed in the context of the uncontested evidence that Mr. Campbell’s election was approved by the majority of the A Shares at the AGM the following year, and that at the 2009 AGM, held on 5th June 2009, after the defeat of the petitioners’ resolution at the October 2008 SGM, and after the commencement of these

23 See paragraph 33 of the Petition.

proceedings, all of the incumbent directors, including Mr. Campbell, were re-elected with a clear majority of the votes cast by the holders of the A Shares in favour of their re-election24. There is nothing to contradict the respondents’ evidence on this.  I think, therefore, that as things stand at the moment, there is no evidence that the directors have used their power to perpetuate themselves.

81.  To the extent that it might be said that the rejection of the approaches from Dubai Holdings and IHCL was motivated by a desire to perpetuate themselves, there is nothing on the face of the transactions to support that. The Dubai offer was little more than an opening salvo, which was not persisted with. In the case of the IHCL approach, that was simply for a strategic alliance. IHCL were not proposing to acquire the company or replace the board, so the rejection of their offer could never be relied upon as act of self-perpetuation.

82.  The only other matter relied upon as demonstrating that the structure has been used for the self-perpetuation of the directors is the rejection of the petitioner’s resolution at the 2008 SGM. I return to this below, but at the end of the day I do not think that support of a lawful status quo is sufficient evidence of an improper purpose, or indeed of the one alleged, to support the Petition. It would require something more.

(iii) Various Specific Breaches of Duty
83.  The specific breaches of duty alleged by the petitioners fall under two heads – (a) those relating to dealings with the two corporate suitors, Dubai Holdings and IHCL; and (b) the defeat of the shareholders attempt to dismantle the structure at the SGM.

(a) The Offers
84.  To recap the background, one of the suitors was Dubai Holdings, which in September 2007 expressed an interest in acquiring all the A shares at a price of US $60 per share. This was summarily rebuffed by the board in a letter of 19th October 2007. The other suitor was IHCL, which on 14th September 2007 expressed an interest in some form of association between the companies. Although they made no offer for the A shares, at the time of the letter they held 10%

24 See paragraph 30 of Mr. Hetherington’s first affidavit.

of them, which they subsequently increased to 11.5%, with the intent of providing “a serious and credible foundation for discussions with your board”25. That too was summarily rebuffed, and it was following that that the first two petitioners sought to have a resolution placed on the agenda for the 2008 AGM calling for a strategic review by an investment Bank. The respondents say that they had already had a strategic review conducted by Lazard Frères & Co LLC in 2007, and did not need another one. Indeed, they say that it was as a result of Lazard’s recommendations for the future of the Company that the board had declined the expressions of interest from Dubai Holdings and IHCL.

85.  I do not think that the petitioners could ever rely upon the refusal to entertain their resolution at the 2008 AGM to support their case. It concerned the operations of the company, and such matters had been entrusted to the directors by the Bye-laws and were not a matter for the shareholders in General Meeting. In addition when considering that, and the whole question of the treatment of Dubai Holdings and IHCL, a very clear distinction has to be drawn between the voting rights attributed by the Bye-laws to the different classes of shares, and the completely separate issue of the way those shares are held. There is a tendency in talking of the voting structure, to elide these two quite separate issues, and I have been guilty of that in this judgment. But at this point the distinction has to be drawn. If the petitioners could not propose a resolution at the AGM because they did not hold enough shares, that is a consequence of the Bye-laws and of the voting rights attributed to those shares by the Bye-laws. They cannot complain of that, as the passage from Re Saul Harrison & Sons plc, quoted above, explains

86.  When considering the rejection of the approaches by Dubai Holdings and IHCL there is a similar, though different, distinction to be drawn. That was not done using the vote of the Subsidiary’s B shares. It was done by the board in the course of the day to day management of the Company.  There may be all sorts of reasons why it was a sensible course of action: I can understand the arguments the respondents make – that the board genuinely considered the expressions of interest not in the best interests of the Company; that the offer from Dubai was an opening gambit to which a positive response would have been tactically naive; that in any event it had a ‘no-shop’ condition; that IHCL were not making an offer; and that therefore there was

25 See IHCL’s letter of 19th December 2007.

no question of a bidding war. There is also the more fundamental point, that the interests of the petitioners in jacking up the price of their newly acquired stake in the Company are not necessarily the same as the interests of the Company when viewed in the round. But I do not need to get into any of that on this application, nor indeed could I attempt to try the merits of the matter on the affidavit evidence.

87.  The point simply is, had those decisions been made by the board of a more conventionally structured company, could a minority shareholder have mounted a Petition under section 111 on the grounds that it was oppressive or prejudicial to their interests? I do not think so. In my view the use of the word “oppressive” introduces the concept of unfairness, and I think that on this point the English and Bermudian law in the same, notwithstanding the slight difference of wording between the statutory provisions: see Bermuda Cablevision Ltd. v Colica Trust Co [1998] WLR 82 PC, at 92C. There has to be an element of unfairness to trigger the application of section 111, otherwise it could be used to question all sorts of the management decisions with which a shareholder did not agree, and thus subvert the delegation of such matters to the board. Yet there was no unfairness here, because, in rejecting the approaches of Dubai Holdings and IHCL, the board did not need to wield the Subsidiary’s B Shares. It may be that they were emboldened by them, but that is not really a fit subject for forensic inquiry, and is probably not susceptible to resolution in the absence of “some written or oral confession26”.

88.  I think that an English Court applying the English provisions would have come to the same conclusion, but were I wrong on that, In Bermuda the petitioners have to face the additional hurdle that the matters complained of would otherwise justify the winding up of the company on the ‘just and equitable’ ground, and I cannot see that the complaints about the rejection of the Dubai and IHCL approaches could ever support that.

(b) The Resolutions of October 2008
89.  As to the attempt to dismantle the structure, the history is set out above. In summary, the board convened the 2008 SGM at the petitioners’ request, and the petitioners proposed their resolutions to dismantle the share structure. The B shares were voted against the resolutions,

26 See the passage from Hoffmann LJ in Re Saul Harrison & Sons plc [1994] BCC 475 at 492 quoted above.

with the result that they were defeated, notwithstanding that a substantial majority of the A shares were voted in favour.

90.  As to the decision on how to vote the B shares, the respondents’ evidence comes from Mr. Hetherington who is a Vice-President of, and Group Legal Counsel to, the Company. He is also the Company Secretary of the Company, and assistant Company Secretary of the Subsidiary. He has been Company Secretary of the Company since 30th December 1994, and he was also Company Secretary and Legal Counsel to SCL from 1980 to 2006. It is plain, therefore, that he has a long-standing and deep involvement in the affairs of the Company. He says27:

“I attended (by telephone) the board meeting of the Subsidiary which was held on 8 September 2008 when the Subsidiary’s board determined how to cast the votes attaching to the B Shares in relation to the resolutions to be proposed by the Petitioners.  The board were aware of the Company’s views that it would not be in the interest of the Company or the Orient-Express Group for the resolutions to be passed and that there were issues as to the validity of the resolutions which were the subject of the requisition.  The board considered the matter and resolved that it would not be in the interests of the Subsidiary, the Company or the Orient-Express Group for the resolutions to be passed because the effect of the resolutions if implemented would involve the expropriation of the Subsidiary’s B Shares, effect a change of control of the Company which was not in the interest of the Company or the Orient-Express Group, and involve the destruction of the Company’s capital and voting structure which the Subsidiary considered was in the interest of the Subsidiary, the Company and the Orient-Express Group to retain.  That was a decision made in the light of the current economic circumstances of the Orient-Express Group.”

91.  It seems to me that those are cogent points. In particular, the directors of the Subsidiary owe their duties to the Subsidiary, and would have to think very hard indeed before throwing away its asset. Nor is there any evidence, apart from assertion, to contradict that and show that the directors of the Subsidiary were acting from some improper motive, such as to preserve the personal position of the Company’s board, as opposed to the structure itself.

92.  But there is another, more fundamental point. The holding of the shares, with their appurtenant voting rights, is quite distinct from the use that may be made of those rights. At the point at which the directors of the Subsidiary had to decide whether to accept or defeat the

27 See paragraph 33 of his first affidavit.

petitioners’ resolutions, they were not wielding the B Shares to do anything other than preserve the voting rights conferred upon those shares by the Bye-laws, or, in the case of the second resolution, the shares themselves. I do not see how that can be oppressive. In particular, I do not think that the petitioners can complain of the preservation of the voting structure per se. If it is used oppressively to their disadvantage, and they can plead proper particulars of that, then they may be able to complain of that. But in my judgment that has not happened yet, for all the reasons set out above. But if the voting structure is lawful, as I find, then this case is not like the Bermuda Cablevision case, where there was a prima facie unlawful structure. In reality the petitioners knew what they were buying into, and they have what they bargained for. They were not entitled to expect that they could renegotiate the statutory contract to their advantage. There is no private or ancillary understanding that they would get more than the Bye-laws allowed, and had there been it would have been inappropriate in the context of a publicly traded company. There is, therefore, nothing to make the defeat of the petitioners’ putsch oppressive.

CONCLUSIONS ON THE APPLICATION TO STRIKE-OUT THE PETITION
93.  In the circumstances, having held that the voting structure is not in itself unlawful, I consider that the remaining allegations in the Petition (i) are wholly insufficient to justify a winding up on the just and equitable ground, and that trial will do nothing to improve that; and (ii) are in any event insufficient to make out the breaches of fiduciary duty alleged. In the absence of sufficient evidence of breach of duty, the application for authorization to bring a derivative action is also bound to fail. I therefore strike out the Petition.

94.  I will hear the parties on costs, and any ancillary matters.

Dated this 1st day of June 2010

/s/ Richard Ground
Richard Ground
Chief Justice